OMNIBUS CONSENT AND WAIVER


         This Omnibus Consent and Waiver (this "Consent and Waiver"), dated as of August 18, 2005, is entered into by and between ROO Group, Inc., a Delaware corporation (the "Company"), AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the "Holders" and each a "Holder"), in connection with: (1) the Securities Purchase Agreement dated as of September 10, 2004 (the "2004 Securities Purchase Agreement") by and among the Company and the Holders and the related Callable Secured Convertible Notes (the "2004 Notes") and Stock Purchase Warrants (the "2004 Warrants") issued by Company to the Holders dated as of September 10, 2004, November 23, 2004 and February 3, 2005; and (2) the Securities Purchase Agreement dated as of July 18, 2005 (the "2005 Securities Purchase Agreement," and together with the 2004 Securities Purchase Agreement, the "Purchase Agreements") by and among the Company and the Holders and the related Callable Secured Convertible Notes (the "2005 Notes," and together with the 2004 Notes, the "Notes") and Stock Purchase Warrants (the "2005 Warrants," and together with the 2004 Warrants, the "Warrants") issued by Company to the Holders dated as of July 18, 2005. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreements, the Notes and the Warrants, as applicable.

         WHEREAS, the Holders have agreed to consent to a private placement (the "Private Placement") by the Company of up to 266,666,666 shares of the Company's common stock to accredited investors at a purchase price of $0.03 per share in one or more closings;

         WHEREAS, part of the proceeds from the Private Placement will be used to complete an Optional Prepayment in full and final settlement of the Notes and interest thereon, as outlined in Schedule A hereto (the "Prepayment"); and

         WHEREAS, in connection with the Private Placement and the Prepayment, the Holders have agreed to waive certain obligations of the Company under the Purchase Agreements, the Notes and the Warrants as set forth herein.

         NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.    The Holders hereby consent to the Private Placement.

      2. The Holders hereby agree that Exhibit A hereto sets for the consideration required from the Company as payment in full and final settlement of the Optional Prepayment Sum (as defined in the Notes) required for the Company to effect an Optional Prepayment of the Notes in full.

      3. For a period beginning the date hereof and ending the earlier of (a) the date the Prepayment is completed or (b) ten (10) business days of the date of this Consent and Waiver, and solely in connection with the Private Placement and the Prepayment of the Notes, the Holders hereby waive any requirement by the Company to have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion or exercise of the outstanding Notes and Warrants and issuance of the Conversion Shares and Warrant Shares in connection therewith.

      4. The Holders hereby agree that they will not exercise any of the Warrants until after the Company completes a reverse split of its outstanding shares of common stock or increases the number of its authorized shares of common stock.

      5. The Company covenants that it will complete a reverse split of its outstanding shares of common stock or increase the number of its authorized shares of common stock within 75 days of the date of this Consent and Waiver. In the event the Company does not complete either of the aforementioned actions within the permitted timeframe, the Company shall be required to pay damages in the amount of $2,000 for every seven day period until such time as one of the aforementioned actions are completed.

      6. The Holders hereby waive the requirement of the Company to provide prior written notice to the Holders before the Company is permitted to effect an Optional Prepayment.

      7. The Holders hereby waive their right to and hereby agree not to convert any portion of the Notes prior to the Optional Prepayment Date.

      8.    If the Company does not complete the Optional Prepayment within ten
            (10) business days of the date of this Consent and Waiver, then this Consent and Waiver shall immediately terminate and the provisions hereof shall be void.

      9. Except as expressly agreed hereby, all of the terms and provisions of the Purchase Agreements, Notes and Warrants are and shall remain in full force and effect.

      10. This Consent and Waiver shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

      11. This Consent and Waiver may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Consent and Waiver.

                            [Signature page follows.]


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

         IN WITNESS WHEREOF, each of the Company and each Holder has caused this Consent and Waiver to be signed in their respective name as of this 18th day of August 2005.


ROO Group, Inc.                       AJW Offshore, Ltd.
                                      By: First Street Manager II, LLC

 /s/ Robert Petty                     /s/ Corey S. Ribotsky
-------------------------------       ----------------------------------------
Robert Petty                          Corey S. Ribotsky
Chief Executive Officer               Manager


AJW Partners, LLC                     New Millennium Capital Partners II, LLC
By:  SMS Group, LLC                   By: First Street Manager II, LLP


/s/ Corey S. Ribotsky                 /s/ Corey S. Ribotsky
-------------------------------       ----------------------------------------
Corey S. Ribotsky                     Corey S. Ribotsky
Manager                               Manager


AJW Qualified Partners, LLC
By:  AJW Manager, LLC


/s/ Corey S. Ribotsky
-------------------------------
Corey S. Ribotsky
Manager


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

                                   Schedule A
                                   Prepayment


      The following shall constitute full and final settlement of the Optional Prepayment Sum (as defined in the Notes) to effect an Optional Prepayment of the Notes in full:

      1. Payment by the Company to the Holders of $3,400,000 (Three Million Four Hundred Thousand Dollars) cash within five (5) business days of the date of this Consent and Waiver; and

      2. Issuance by the Company to the Holders of warrants (the "Prepayment Warrants") entitling the Holders to purchase 3,000,000 (Three Million) shares of the Company's common stock, which shall be issued to the Holders within five business days after the Company completes a reverse split or increases its authorized capital of its outstanding shares of common stock. The Prepayment Warrants shall have a fixed exercise price of $0.03 per share and shall be exercisable for a period of five years after the date the Prepayment Warrants are issued.


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